UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2011, Visant Corporation (“Visant”) entered into a first amendment (the “First Amendment”) of its Credit Agreement, dated as of September 22, 2010, among Visant, Jostens Canada Ltd., as Canadian Borrower, Visant Secondary Holdings Corp., as Guarantor, certain subsidiaries of Visant, the lenders from time to time party thereto, Credit Suisse AG, as Administrative Agent, Credit Suisse AG, Toronto Branch, as Canadian Administrative Agent and the other parties thereto (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”).

The First Amendment received the requisite consent of lenders holding a majority of the outstanding commitments and loans under the existing term and revolving credit facilities.

The First Amendment resulted in:

•

a refinancing of the existing term loan facility under the Credit Agreement with a combination of term loans from new lenders and replacement term loans from existing lenders under the Credit Agreement in an aggregate principal amount of $1,246,875,000;

•	a decrease of the applicable margin to (i) 4.00%, with respect to term loans bearing interest at LIBOR and (ii) 3.00%, with respect to term loans bearing interest at an alternate base rate (ABR); and

•	a decrease in the LIBOR floor to 1.25%, with respect to the LIBOR component of the interest rates on borrowings under the new term loans.

Prior to the First Amendment, the applicable margins for LIBOR loans and ABR loans were 5.25% and 4.25%, respectively, and the LIBOR floor was 1.75%.

In connection with the First Amendment, Visant was required to pay a prepayment premium of 1% of the original principal amount of the term loan facility along with certain other fees and expenses. A 1% prepayment premium will be payable in respect of subsequent repricing events, if any, occurring on or prior to March 1, 2012.

The description of the provisions of the First Amendment is qualified in its entirety by reference to the full and complete terms of the First Amendment, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain of the lenders under the Credit Agreement and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with Visant and its affiliates. Such parties have received (or will receive) customary fees and commissions for these transactions. Affiliates of Credit Suisse Securities (USA) LLC and KKR Capital Markets LLC, each of which is an affiliate of one of our equity sponsors, acts as a lender and/or as agent under the Credit Agreement for which each of them receives customary compensation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 1, 2011, Visant issued a press release announcing the completion of the repricing in connection with the First Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	Form of Amendment No. 1 to Credit Agreement, among Visant Corporation, Jostens Canada Ltd., Visant Secondary Holdings Corp., certain subsidiaries of Visant Corporation, the lenders from time to time party thereto, Credit Suisse AG, Credit Suisse AG, Toronto Branch and the other parties thereto, dated as of March 1, 2011.

99.1	Press release issued by Visant Corporation regarding the completion of the repricing of its senior secured term loan facility, dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: March 1, 2011	/s/ PAUL B. CAROUSSO
Paul B. Carousso
Senior Vice President, Chief Financial Officer

Exhibit No.	Exhibit
10.1	Form of Amendment No. 1 to Credit Agreement, among Visant Corporation, Jostens Canada Ltd., Visant Secondary Holdings Corp., certain subsidiaries of Visant Corporation, the lenders from time to time party thereto, Credit Suisse AG, Credit Suisse AG, Toronto Branch and the other parties thereto, dated as of March 1, 2011

99.1	Press release issued by Visant Corporation regarding the completion of the repricing of its senior secured term loan facility, dated March 1, 2011